EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Invitrogen and Applied Biosystems Announce European Commission Merger Clearance

Closing Date of Merger Scheduled for November 21, 2008;

Deadline for Merger Consideration Elections to be Close of Business on November 19, 2008

Carlsbad, Calif. & Norwalk, Conn.—November 11, 2008—Invitrogen Corporation (NASDAQ:IVGN) and Applied Biosystems Inc. (NYSE:ABI) today announced that they have received clearance from the European Commission for their proposed merger. This represents the last regulatory approval needed for the completion of the merger. The companies are now actively engaged in preparation for the closing of the merger, which is scheduled to occur on November 21, 2008. The closing remains subject to other customary closing conditions, which are expected to be satisfied on the scheduled closing date.

In accordance with the merger agreement, all Applied Biosystems stockholders who have not made their cash, stock or mixed consideration elections must submit their election forms, together with the certificate(s) representing their shares or confirmation of book-entry transfer of such shares, to American Stock Transfer & Trust Company, LLC, the exchange agent, at its designated office, by 5:00 p.m., EST on November 19, 2008 (the “Election Deadline”). Stockholders holding shares through a brokerage account or similar arrangement will need to follow any procedures required by their brokers, who will tender shares on their behalf, and stockholders are encouraged to consult with their brokers as soon as possible regarding these procedures. If you hold your shares through a brokerage account or similar arrangement, your broker will tender the shares on your behalf if you follow the broker’s instructions.

Holders of Applied Biosystems stock whose election forms are not properly received by the exchange agent prior to the Election Deadline will be deemed to have made a mixed election, entitling them to receive consideration consisting of part cash and part Invitrogen common stock. Elections to receive all cash or all stock consideration made by Applied Biosystems stockholders will be subject to proration, as described in the merger agreement and the joint proxy statement/prospectus and related supplement provided to stockholders in connection with the special meetings of Applied Biosystems stockholders and Invitrogen stockholders held on October 28, 2008. Proration will be required if the available cash consideration or the available Invitrogen common stock consideration is oversubscribed.

If for any reason the closing does not occur on November 21, 2008 as scheduled, Invitrogen and Applied Biosystems will issue another press release announcing the new closing date, which may be less than five business days prior to rescheduled closing date.

Stockholders with questions about the election form or who require additional copies should contact The Altman Group, the Information Agent for the merger, at (800) 332-4904.

About Invitrogen

Invitrogen Corporation (NASDAQ: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, CA, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.Invitrogen.com.

About Applied Biosystems Inc.

Applied Biosystems Inc. (formerly known as Applera Corporation) is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry and commercial markets. Driven by its employees’ belief in the power of science to improve the human condition, the company commercializes innovative technology solutions for DNA, RNA, protein and small molecule analysis. Customers across the disciplines of academic and clinical research, pharmaceutical research and manufacturing, forensic DNA analysis, and agricultural biotechnology use the company’s tools and services to accelerate scientific discovery, improve processes related to drug discovery and development, detect potentially pathogenic microorganisms, and identify individuals based on DNA sources. Applied Biosystems has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Applied Biosystems is headquartered in Norwalk, CT. Information about Applied Biosystems, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.appliedbiosystems.com. All information in this news release is as of the date of the release, and Applied Biosystems does not undertake any duty to update this information unless required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Invitrogen and Applied Biosystems have filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC.

The definitive joint proxy statement/prospectus has been mailed to stockholders of both companies. A supplement to the definitive joint proxy statement / prospectus also has been filed with the SEC and mailed to stockholders of both companies. Investors and security holders are urged to read the joint proxy statement/prospectus in its entirety, including the supplement thereto, because it contains important information about Invitrogen and Applied Biosystems and the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus, including the supplement thereto, and other documents at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, including the supplement thereto, and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations, 5791 Van Allen Way, Carlsbad, CA 92008, and from Applied Biosystems at: Applied Biosystems Inc., Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

Safe Harbor Statement

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s and Applied Biosystems’ intent that such statements be protected by the safe harbor created thereby. Forward looking statements include but are not limited to statements regarding the timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, future revenues, future net income, future cash flows, financial forecasts, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions. Potential risks and uncertainties include, but are not limited to potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; the satisfaction of other closing conditions to the transaction; Invitrogen’s and Applied Biosystems’ ability to protect their respective intellectual property rights; competitive responses to the merger; an economic downturn, including the deterioration in economic and market conditions currently being experienced; risks that revenues following the merger may be lower than expected; Invitrogen’s and Applied Biosystems’ ability to make accurate estimates and control costs; Invitrogen’s and Applied Biosystems’ and their respective partners’ ability to bid on, win, perform and renew contracts and projects; the need to develop new products and adapt to significant technological change; exposure to environmental liabilities and litigation; liabilities for pending and future litigation; the impact of changes in laws and regulations; industry competition; Invitrogen’s ability to obtain the financing required to complete the merger, and the terms of such financing; Invitrogen’s and Applied Biosystems’ ability to attract and retain key employees; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; Invitrogen’s and Applied Biosystems’ leveraged position and ability to service debt; risks associated with international operations; third-party software risks; terrorist and natural disaster risks; anti-takeover risks and other factors; and other risks and uncertainties detailed from time to time in Invitrogen’s and Applied Biosystems’ SEC filings.

Contact Information:

Invitrogen contact: Investors: Amanda Clardy (760) 603-7200 amanda.clardy@invitrogen.com	Applied Biosystems contact: Investors: Peter Dworkin (650) 554-2479 peter.dworkin@appliedbiosystems.com

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